Exhibit 99.1


                Yum! Brands Inc. Reports Full-Year 2005
Earnings Per Share (EPS) of $2.67, an Increase of 13% Prior to Special
    Items and Stock-Options Expensing; Reported 2005 Full-Year EPS including Stock-Options Expensing and a Special Items Credit Was $2.55


    LOUISVILLE, Ky.--(BUSINESS WIRE)--Feb. 6, 2006--Yum! Brands Inc. (NYSE: YUM) today also reported results for the fourth quarter ended December 31, 2005, and provided its latest outlook for 2006.

    -- Fourth-quarter EPS was $0.81 prior to employee stock-options expensing. Reported EPS was $0.77 including stock-option expenses of $0.04 EPS.

    -- Raises full-year 2006 EPS outlook to $2.79 or growth of at least 10% prior to special items.

    In the fourth quarter, the company continued to expand its brands around the world and grow same-store sales:

    --  Worldwide system restaurants increased 2%.

    --  Worldwide system same-store sales grew by 2%.

    --  U.S. system same-store sales increased 3%.

    For the full-year 2005, key highlights were

    -- Worldwide system sales increased 5% in local currency terms and prior to benefit of the 53rd week.

    --  Worldwide system same-store sales grew by 3%.

    --  Worldwide system new-restaurant openings totaled a record
        1,554 including a record 409 new-restaurant openings in our China Division.

    --  U.S. blended same-store sales increased 4%.

    -- Multibrand restaurants now in operation reached over 3,000 with 531 additions during 2005.

    -- Worldwide franchise fees increased 10% to a record $1.1 billion.

    -- Share buybacks totaled $1.1 billion, nearly double the prior best level in 2004.

    -- The quarterly dividend rate was increased 15% one year after the company initiated quarterly dividends.

    FULL-YEAR 2006 OUTLOOK

    The company continues to expect EPS growth of at least 10%, primarily driven by global expansion of 1,500 new restaurants and same-store-sales growth of +2% to +3% in the U.S. The current outlook for full-year 2006 EPS is $2.79 or at least 10% profit growth; this includes $0.13 of expense for employee stock options.


                   Consolidated Financial Highlights

                          Fourth Quarter             Full Year
                     -------------------------------------------------
                                       %                        %
                      2005    2004    Change   2005    2004    Change
                     ------- ------- -------- ------- ------- --------
 System Restaurants  31,901  31,263       +2  31,901  31,263       +2
Revenues (million)   $2,899  $2,785       +4  $9,349  $9,011       +4
EPS prior to
 Options/Special
 Items                $0.81   $0.73      +11   $2.67   $2.36      +13
Options Expense EPS  $(0.04)   NA         NM  $(0.13)   NA         NM
Special Items EPS     $0.00   $0.04       NM   $0.01   $0.06       NM
Reported EPS          $0.77   $0.77       +1   $2.55   $2.42       +5
----------------------------------------------------------------------

Note: Pro forma stock options expense was $0.12 per share for full-year 2004 and $0.03 per share for the fourth-quarter 2004.


    David C. Novak, Chairman and CEO, said, "I am pleased to report 2005 was another year where we demonstrated the underlying power of our global portfolio of leading restaurant brands. Fueled by continued profitable international expansion, including a record 409 new restaurants in our China Division, another year of consistent same-store-sales performance from Taco Bell and a clear turnaround at KFC U.S., we achieved 13% EPS growth prior to special items and expensing stock options. This makes the fourth straight year of delivering on our commitment of at least 10% EPS growth.
    "Importantly for shareholders, this past year YUM reached several new milestones. We set new records in key areas: generated cash from operating activities of over $1.2 billion; earned over $1.1 billion in franchise fees; returned $1.2 billion to our shareholders through share buybacks and dividends. Additionally, we raised our quarterly dividend rate by 15% after establishing a dividend in 2004.
    "As we start 2006, we are very confident we can continue to build on our track record of growing EPS at least 10% each year. The key drivers are opening over 1,500 new restaurants globally and growing U.S. same-store sales by +2% to +3%. Given the strength of our fourth-quarter performance, we have raised our full-year 2006 EPS estimate one cent to $2.79 or at least 10% growth.
    "Shareholders should expect us to continue building consistent value by differentiating our global portfolio of brands and driving profitable global expansion through our four key strategies: building dominant restaurant brands in China, driving profitable international expansion, improving restaurant operations, and multibranding category-leading brands."


                        INTERNATIONAL DIVISION

                     Fourth Quarter                 Full Year
(million,                    % Change                     % Change
 except                   ----------------              --------------
 restaurant
 counts and                          Excl                         Excl
 percentages) 2005   2004  Reported   F/x   2005   2004  Reported  F/x
             ---------------------------------------------------------
Financial
 Measures
Revenues       $658   $643       +2  Even  $2,124 $2,128   Even    (4)
Operating
 Profit        $108    $96      +12    +12   $372   $337      +11  +7
Operating
 Profit
 excluding
 Options
 Expense       $113    $96      +16    +16   $385   $337      +14 +11
----------------------------------------------------------------------
Operating
 Metrics
Est. System-
 Sales Growth                    +8     +8                     +9  +6
Excluding
 53rd Week                       +4     +4                     +8  +5
System
 Restaurants 11,319 10,887       +4   NA   11,319 10,887       +4  NA
Franchise &
 J-V
 Ownership %     88     86       +2            88     86       +2
----------------------------------------------------------------------

Note: 2004 operating-profit results do not reflect expenses related to employee stock options.



    Key growth drivers for the Yum! Restaurants International (YRI) Division are new-restaurant openings across an array of international markets and leveraging our substantial infrastructure in place around the world. Over the long term, we expect our international franchise partners to open 85% or more of YRI new restaurants.
    Yum! Restaurants International opened 377 new restaurants in the fourth quarter and 780 new restaurants for the year. This included 394 KFCs, 336 Pizza Huts, 36 A&Ws, and 11 Taco Bells. Our franchise and joint-venture partners opened 93% of the 780 new restaurants.
    For the fourth quarter and full year, revenue growth in local currency terms was impacted by two unusual factors. First, refranchising (including Puerto Rico market in late 2004) negatively impacted fourth-quarter and full-year revenue growth by 7 and 10 percentage points respectively. For the full-year 2005, the company refranchised 137 restaurants. Second, a 53rd (extra) week in 2005 benefited revenue growth for the fourth quarter and full year by 4 and 1 percentage points respectively.
    For the fourth quarter and full year, results for company operations were below target primarily due to negative same-store-sales performance in the U.K. and Pizza Hut South Korea. This adversely affected company sales, company restaurant profit growth and company restaurant-margin percentage for both the fourth quarter and full year. Mexico and Australia both contributed positively to the fourth-quarter results.
    Strong performance continued in YRI's franchise-only markets of Asia, Middle East, southern Africa, Europe and Caribbean/Latin America that drove overall growth for YRI in both the fourth quarter and full year. These markets represent KFC and Pizza Hut franchise businesses in more than 100 countries and territories and approximately 40% of overall YRI profit. For the fourth quarter, system-sales growth for the franchise-only markets was 12% in local currency terms including 6% growth in the number of restaurants. This led strong performance in YRI franchise fee growth. Overall, YRI franchise fees (in local currency terms) grew by 18% in the fourth quarter and 15% for the full year.
    For the full-year 2005, YRI produced system-sales growth of 5% in local currency terms and prior to the benefit of the 53rd week. This performance was right on our long-term target of at least +5% growth in system sales (local currency terms). The system-sales growth was driven by record new-restaurant openings and positive system same-store-sales growth. Operating profit, excluding options expense, grew by 14%; 11% in local currency terms. The 53rd extra week added $6 million of profit in the fourth quarter and full year.
    For 2006, YRI expects to again open over 700 new restaurants for the seventh consecutive year, generate at least 5% growth in system sales (local currency), improve restaurant-margin percentage and grow operating profit by about 10%. Capital spending is targeted at about $120 million.
    Foreign currency conversion did not significantly impact fourth-quarter operating profit. For the full year, the impact was a positive $11 million. For 2006, a negative impact is expected on operating profit of about $10 million including $4 million in the first quarter.


                            CHINA DIVISION

                   Fourth Quarter                 Full Year
(million,                      % Change                      % Change
 except                 -----------------             ----------------
 restaurant
 counts
 and                                Excl                          Excl
 percentages) 2005  2004  Reported   F/x  2005    2004  Reported   F/x
             ---------------------------------------------------------
Financial
 Measures
Revenues      $425  $394       +8    +5  $1,296 $1,120      +16   +14
Operating
 Profit        $51   $64      (20)  (22)   $211   $205       +3    +1
Operating
 Profit
 excluding
Options
 Expense       $52   $64      (18)  (20)   $215   $205       +5    +3
----------------------------------------------------------------------
Operating
 Metrics
Est. System-
 Sales Growth
 (fiscal-
 period
 basis)                        +5    +3                     +13   +11
System
 Restaurants 2,291 1,924      +19   NA    2,291  1,924      +19   NA
Franchise &
 J-V
 Ownership %    33    34       (1)  NA       33     34       (1)  NA
----------------------------------------------------------------------

Note: 2004 operating-profit results do not reflect expenses related to employee stock options.


    A key growth driver for the China Division is rapid new-restaurant expansion of multiple Yum! restaurant brands and leveraging our significant infrastructure in mainland China.
    Overall, system restaurants in operation grew 19%. During the fourth quarter, a total of 157 new restaurants were opened. For the full year, there were a record 409 new-restaurant openings, of which 71% were by the company. The new openings included 341 KFCs, 53 Pizza Hut Casual Dining restaurants, 11 Pizza Hut Home Service locations and 3 East Dawnings.
    Fourth-quarter performance was negatively impacted by consumer concerns related to avian flu and the lingering effects of consumers' reactions to a seasoning-supplier issue in the second quarter. Restaurant margin decreased 5.9 percentage points versus the prior year primarily as a result of negative same-store sales in company-operated KFC restaurants in mainland China.
    Operating profit for the fourth quarter benefited by $10 million of financial recovery from a seasoning supplier and by $24 million for the full year (included in other income). As communicated in our third-quarter 2005 earnings release, operating profit in the fourth quarter was adversely impacted by the change in reporting calendar timing for 2005. This reduced fourth-quarter profit by an estimated $6 million and benefited the third quarter by a like amount.
    For the full-year 2005, the China Division in local currency terms produced system-sales growth of 11%, below our ongoing target for at least 22% growth. The aforementioned seasoning-supplier issue and consumer concerns related to avian flu adversely impacted sales and operating-profit growth for a substantial portion of 2005.
    For 2006, the company expects system sales growth of at least 22% in local currency terms and at least 20% growth in operating profit. Capital spending is targeted at about $170 million.
    Foreign currency conversion added about $2 million to operating profit for the fourth quarter and $3 million for the full year 2005. For 2006, a positive impact is expected on operating profit of about $10 million.



UNITED STATES BUSINESS
----------------------

                       Fourth Quarter               Full Year
(million, except
restaurant counts
and percentages)  2005     2004   % Change  2005     2004   % Change
                 ------- -------- -------- ------- -------- ----------
Financial
 Measures
Revenues          $1,816   $1,748       +4  $5,929   $5,763        +3
Operating Profit    $235     $210      +11    $760     $777        (2)
Operating Profit
 excluding
 Options Expense    $241     $210      +15    $782     $777        +1
----------------------------------------------------------------------
Operating Metrics
Systemwide
Same-Store-Sales
 Growth %             +3       +3       NM      +3       +3        NM
System Multibrand
 Restaurants       3,096    2,641      +17   3,096    2,641       +17
System
 Restaurants      18,291   18,471       (1) 18,291   18,471        (1)
Franchise
 Ownership %          74       73       +1      74       73        +1
----------------------------------------------------------------------

Note: 2004 operating-profit results do not reflect expenses related to employee stock options; multibrand restaurant details can be found on our Web site: www.yum.com/investors/restcounts.asp.



    Key growth drivers for this business segment are positive same-store-sales growth, improvements in productivity related to the cost structure and franchise development.
    Refranchising of company restaurants negatively impacted fourth-quarter and full-year revenue growth by 3 and 2 percentage points respectively. When company restaurants are refranchised, revenue from these restaurants changes from company sales to franchise royalty fees, significantly reducing the company's reported revenue for those restaurants. During 2005, 244 U.S. company restaurants were refranchised.
    Excluding the benefit of the extra 53rd week, the primary driver of revenue growth for the fourth quarter and full year was higher same-store sales. Operating profit increased 5% for the fourth quarter, excluding the benefit of the 53rd week and stock options expense. Fourth quarter restaurant-margins improved by 1.4 percentage points prior to expensing stock options. The 53rd week added $20 million of profit in the fourth quarter and full year.
    For the full year 2005, excluding stock options expense, U.S. operating profit increased 1% and restaurant margin improved slightly.
    For 2006, the company expects +2% to +3% U.S. blended same-store-sales growth, an additional 550 system multibrand restaurants, improved restaurant-margin percentage, and operating profit growth of at least 5%. Capital spending is forecast to total about $380 million.
    In terms of changing trends, we experienced higher-than-expected energy costs (approximately $3 million) in the fourth quarter. We expect this trend to continue into first-quarter 2006 with year-over-year utility inflation of approximately 20%.

    CORPORATE EXPENSES, OTHER INCOME & EXPENSES

    For the fourth quarter, the increase in unallocated and corporate expense versus last year was due in large part to $7 million of additional expense for discontinuing corporate software development projects and $6 million in stock options expense. We also recorded a $2 million nonrecurring increase to long-term liabilities related to employee benefits (an additional $5 million was recorded in the U.S. "Payroll and Employee Benefits" line). An additional $3 million of G&A expense was incurred for the extra 53rd week.
    Finally, we recorded a $6 million adjustment to our previously recorded gain relating to the IPO of our Poland/Czech Republic franchise business during the second quarter of 2005, which is reflected in the unallocated other income (expense) line.
    For the full year 2005, the increase in unallocated and corporate expense versus 2004 was due to $19 million in stock options expense and $16 million of charges related to potential resolution of certain litigation matters.

    CASH FLOW

    For the full year 2005, the company generated a record $1,238 million in net cash provided by operating activities, invested $609 million of capital spending in the business and repurchased $1,056 million of its own shares; 21 million shares were repurchased at an average cost of $50.

STOCK-OPTIONS EXPENSING

We adopted SFAS 123R, "Share-Based Payment," in the fourth quarter 2005 retroactive to the beginning of 2005. Accordingly, our results for the first three quarters of the year have been restated, as shown in the following table, to reflect the numbers previously disclosed on a pro forma basis in accordance with SFAS 123 "Accounting for Stock-Based Compensation." Prior year numbers were not adjusted and do not reflect any expense related to stock options.


                                                 Q1      Q2      Q3
                                               ------- ------- -------
Reported EPS                                    $0.53   $0.62   $0.72
Options Expense EPS                            $(0.03) $(0.03) $(0.03)
Restated Reported EPS                           $0.50   $0.59   $0.69
----------------------------------------------------------------------

Note: Third-quarter and full-year reported EPS include a $0.01 special-item credit.


PERIOD 1 SALES RESULTS

INTERNATIONAL DIVISION SYSTEM-SALES GROWTH (Estimated)

                         2006                  2005
                    Local Currency        Local Currency
                  ------------------    ------------------
Period 1                 +7%                   +8%
----------------------------------------------------------


Including the negative impact of foreign currency conversion, reported Period 1 system sales in U.S. dollars increased 4%.

U.S. COMPANY SAME-STORE-SALES GROWTH (Estimated)


                    Period 1, 2006      Period 1, 2005
                  ------------------  ------------------
U.S. BLENDED             +5%                 +3%
Taco Bell                +11%                +3%
Pizza Hut                (4)%                +6%
KFC                      +8%                 +1%
--------------------------------------------------------



    CHINA DIVISION SALES UPDATE

    Preliminary results for January 2006 show sales in the China Division grew by an estimated +22% in local currency terms. Timing of the Chinese New Year, occurring in late January this year versus February last year, positively impacted sales. Estimated first-quarter 2006 system-sales growth is expected to be at least +12% in local-currency terms, lapping strong growth of +26% in 2005 (including +65% in February 2005 or Period 3, 2005). Final January sales results for our China Division will be reported in the company's Period 2 results, to be released March 2, 2006.

    QUARTERLY EPS FORECAST

    As previously communicated in our annual guidance released on December 1, 2005, the company will no longer provide quarterly EPS outlooks. We will provide updates at the end of each quarter on our progress towards the full-year targets.



2006 Period 1 End Dates              2006 Period 2 End Dates
----------------------------------- ----------------------------------
International Division    1/2/2006   International Division  1/30/2006
China Division             NA(a)     China Division          1/31/2006
U.S. Business            1/28/2006   U.S. Business           2/25/2006
----------------------------------- ----------------------------------

(a) China is a monthly reporting business. Their 12 months of results are matched with Periods 2 through 13 for Yum! Brands reporting purposes.



    CONFERENCE CALL

    Yum! Brands Inc. will host a conference call to review the company's financial performance and strategies at 9:15 a.m. EST Tuesday, February 7, 2006.
    For U.S. callers, the number is 877/815-2029. For international callers, the number is 706/645-9271.
    The call will be available for playback beginning Tuesday, February 7, at noon EST through Friday, February 17, 5:00 p.m. To access the playback, dial 800/642-1687 in the United States and 706/645-9291 internationally. The playback pass code is 3893213.
    The call and the playback can be accessed via the Internet by visiting Yum! Brands' Web site: www.yum.com and selecting "4th Quarter Earnings Webcast."

    DEFINITIONS FOR TERMS USED THROUGHOUT THIS DOCUMENT

    All related definitions for terms used throughout this release can be found on our Web site:
www.yum.com/investors/media/earnings/notes/q4_2005.pdf.
    Worldwide restaurant count details by brand can be found online at www.yum.com/investors/restcounts.asp.
    This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These "forward-looking" statements reflect management's current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands' financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.
    Yum! Brands Inc., based in Louisville, Kentucky, is the world's largest restaurant company in terms of system restaurants with over 34,000 restaurants in more than 100 countries and territories. Four of the company's restaurant brands -- KFC, Pizza Hut, Taco Bell and Long John Silver's -- are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver's brands. The company and its franchisees today operate over 3,200 multibrand restaurants. Outside the United States in 2005, the Yum! Brands' system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past three years, the company has been recognized as one of Fortune Magazine's "Top 50 Employers for Minorities." It also has been recognized as one of the "Top 50 Employers for Women" by Fortune, one of the "Top 30 Best Companies for Diversity" by Black Enterprise Magazine, one of the "Corporate 100 Companies Providing Opportunities for Hispanics" by Hispanic Magazine and by BusinessWeek as one of the "Top 15 Companies for In-Kind Corporate Philanthropy."


                           Yum! Brands, Inc.
                    Consolidated Summary of Results
            (amounts in millions, except per share amounts)
                       Preliminary and Unaudited

                      Quarter     % Change    Year to date   % Change
                 -----------------         ------------------
                12/31/05 12/25/04    B/(W) 12/31/05 12/25/04    B/(W)
                 ----------------- ------ ------------------ --------
Company sales     $2,538   $2,464        3   $8,225   $7,992        3
Franchise and
 license fees        361      321       12    1,124    1,019       10
                  -------  -------           -------  -------
Total revenues     2,899    2,785        4    9,349    9,011        4
                  -------  -------           -------  -------

Costs and expenses
   Food and paper    791      792       --    2,584    2,538       (2)
   Payroll and
    employee
    benefits         678      642       (6)   2,171    2,112       (3)
   Occupancy and
    other
    operating
    expenses         733      692       (6)   2,315    2,183       (6)
                  -------  ---------         -------  -------
Company
 restaurant
 expenses          2,202    2,126       (4)   7,070    6,833       (3)
General and
 administrative
 expenses            374      335      (12)   1,158    1,056      (10)
Franchise and
 license expenses      9       10        8       33       26      (24)
Facility actions      (3)       4       NM       19       26       NM
Other (income)
 expense             (14)     (20)     (32)     (80)     (55)      44
Wrench litigation
 (income) expense     --      (14)      NM       (2)     (14)      NM
AmeriServe and other
 charges(credits)     (2)      (2)      NM       (2)     (16)      NM
                  -------  -------           -------  -------
Total costs and
 expenses          2,566    2,439       (5)   8,196    7,856       (4)
                  -------  -------           -------  -------
Operating profit     333      346       (4)   1,153    1,155       --
Interest expense,
 net                  41       33      (19)     127     129         2
                  -------  -------           -------  -------
Income before
 income taxes        292      313       (7)   1,026    1,026       --
Income tax
 provision            66       78       14      264      286        7
                  -------  -------           -------  -------
Net income        $  226   $  235       (4)  $  762   $  740        3
                  =======  =======           =======  =======
Basic EPS Data
--------------
  EPS             $ 0.80   $ 0.80       --   $ 2.66   $ 2.54        5
                  =======  =======           =======  =======
  Average shares
   outstanding       281      293        4      286      291        2
                  =======  =======           =======  =======

Diluted EPS Data
----------------
  EPS             $ 0.77   $ 0.77        1   $ 2.55   $ 2.42        5
                  =======  =======           =======  =======
  Average shares
   outstanding       292      307        5      298      305        2
                  =======  =======           ======= ========
Dividends
 declared per
 common share     $ 0.23   $ 0.20       NM   $0.445   $ 0.30       NM
                  =======  =======           =======  =======

See accompanying notes.

Amounts included in these financial statements for the quarter and year to date ended December 31, 2005 reflect the adoption of SFAS 123R, "Share-Based Payment." Amounts included in these financial statements for the quarter and year to date ended December 25, 2004 do not include any expense related to stock options.


                           Yum! Brands, Inc.
                      WORLDWIDE Operating Results
                         (amounts in millions)
                       Preliminary and Unaudited


                     Quarter      % Change    Year to date   % Change
                ------------------         ------------------
                12/31/05 12/25/04    B/(W) 12/31/05 12/25/04    B/(W)
                ------------------------------------------------------

Reconciliation of Segment Operating Profit to
 Reported Operated Profit
---------------------------------------------
U.S. operating
 profit             $235     $210       11   $  760   $  777       (2)
International
 Division
 operating
 profit              108       96       12      372      337       11
China Division
 operating
 profit               51       64      (20)     211      205        3
Unallocated and
 corporate
 expense             (79)     (64)     (24)    (246)    (204)     (21)
Unallocated
 other income
 (expense)            (6)       2       NM        9       (2)      NM
Unallocated
 facility
 actions              22       22       NM       43       12       NM
Wrench
 litigation
 income
 (expense)            --       14       NM  2             14       NM
AmeriServe and
 other (charges)
 credits               2        2       NM        2       16       NM
                   ------   ------           -------  -------
Reported
 operating
 profit             $333     $346       (4)  $1,153   $1,155       --
                   ======   ======           =======  =======
Worldwide
 Margins
----------------
Company sales      100.0%   100.0%            100.0%   100.0%
Food and paper                   0.9                        0.4
                    31.2     32.1    ppts.     31.4     31.8    ppts.
Payroll and
 employee                            (0.6)                        --
 benefits           26.7     26.1    ppts.     26.4     26.4    ppts.
Occupancy and
 other operating                     (0.8)                      (0.9)
 expenses           28.9     28.1    ppts.     28.2     27.3    ppts.
                   ------   ------           -------  -------
Restaurant
 margin                              (0.5)                      (0.5)
                    13.2%    13.7%   ppts.     14.0%    14.5%   ppts.
                   ======   ======           =======  =======

See accompanying notes.

Amounts included in these financial statements for the quarter and year to date ended December 31, 2005 reflect the adoption of SFAS 123R, "Share-Based Payment." Amounts included in these financial statements for the quarter and year to date ended December 25, 2004 do not include any expense related to stock options.


                           Yum! Brands, Inc.
                    UNITED STATES Operating Results
                         (amounts in millions)
                       Preliminary and Unaudited

                 Quarter       % Change  Year to date      % Change
            ------------------           ------------------
             12/31/05 12/25/04   B/(W)  12/31/05   12/25/04  B/(W)
            ----------------------------------------------------------

Company sales     $1,616   $1,564        3   $5,294   $5,163        3
Franchise and
 license fees        200      184        9      635      600        6
                  -------  -------          --------  ------
 Revenues          1,816    1,748        4    5,929    5,763        3
                  -------  -------          --------  ------

Company
 restaurants
 Food and paper      471      477        1    1,576    1,546       (2)
 Payroll and
  employee
  benefits           495      474       (4)   1,600    1,573       (2)
 Occupancy and
  other
  operating
  expenses           425      416       (2)   1,385    1,333       (4)
                  -------  -------          --------  ------
                   1,391    1,367       (2)   4,561    4,452       (2)
General and
 administrative
 expenses            171      154      (11)     536      501       (7)
Franchise and
 license
 expenses              8        8       (6)      26       19      (38)
Facility
 actions              11        9       NM       46       14       NM
                  -------  -------          --------  ------
                   1,581    1,538       (3)   5,169    4,986       (4)
                  -------  -------          --------  ------
Operating
 profit           $  235   $  210       11   $  760   $  777       (2)
                  =======  =======           =======  ======

Company sales      100.0%   100.0%            100.0%   100.0%
                                      1.3                        0.1
Food and paper      29.2     30.5    ppts.     29.8     29.9    ppts.
Payroll and
 employee                            (0.3)                       0.3
 benefits           30.6     30.3    ppts.     30.2     30.5    ppts.
Occupancy and
 other
 operating                            0.2                       (0.4)
 expenses           26.3     26.5    ppts.     26.2     25.8    ppts.
                  -------  -------          --------  -------
Restaurant                            1.2                         --
 margin             13.9%    12.7%   ppts.     13.8%    13.8%   ppts.
                  =======  =======          ========  =======

See accompanying notes.

Amounts included in these financial statements for the quarter and year to date ended December 31, 2005 reflect the adoption of SFAS 123R, "Share-Based Payment." Amounts included in these financial statements for the quarter and year to date ended December 25, 2004 do not include any expense related to stock options.

                           Yum! Brands, Inc.
               INTERNATIONAL DIVISION Operating Results
                         (amounts in millions)
                       Preliminary and Unaudited

                    Quarter                  Year to date
               ----------------- % Change  ----------------- % Change
                12/31/05 12/25/04   B/(W)   12/31/05 12/25/04   B/(W)
               --------- -------- --------  -------- -------- --------

Company sales     $  511   $  518       (1) $ 1,676  $ 1,747       (4)
Franchise and
 license fees        147      125       18      448      381       17
                 -------- --------          -------- --------
 Revenues            658      643        2    2,124    2,128       --
                 -------- --------          -------- --------

Company
 restaurants
 Food and paper      170      175        3      554      591        6
 Payroll and
  employee
  benefits           124      122       (1)     404      414        2
 Occupancy and
  other
  operating
  expenses           163      156       (4)     515      513       --
                 -------- --------          -------- --------
                     457      453       (1)   1,473    1,518        3
General and
 administrative
 expenses             92       85       (9)     284      271       (5)
Franchise and
 license
 expenses              1        2       56        7        7       11
Facility
 actions               3       14       NM        9       20       NM
Other (income)
 expense              (3)      (7)     (54)     (21)     (25)     (17)
                 -------- --------          -------- --------
                     550      547       (1)   1,752    1,791        2
                 -------- --------          -------- --------
Operating
 profit           $  108   $   96       12  $   372  $   337       11
                 ======== ========          ======== ========

Company sales      100.0%   100.0%            100.0%   100.0%
                                      0.5                        0.7
Food and paper      33.2     33.7    ppts.     33.1     33.8    ppts.

Payroll and
 employee                            (0.4)                      (0.3)
 benefits           24.3     23.9    ppts.     24.1     23.8    ppts.
Occupancy and
 other
 operating                           (1.7)                      (1.3)
 expenses           31.8     30.1    ppts.     30.7     29.4    ppts.
                 -------- --------          -------- --------
Restaurant                           (1.6)                      (0.9)
 margin             10.7%    12.3%   ppts.     12.1%    13.0%   ppts.
                 ======== ========          ======== ========

See accompanying notes.

Amounts included in these financial statements for the quarter and year to date ended December 31, 2005 reflect the adoption of SFAS 123R, "Share-Based Payment." Amounts included in these financial statements for the quarter and year to date ended December 25, 2004 do not include any expense related to stock options.

                           Yum! Brands, Inc.
                   CHINA DIVISION Operating Results
                         (amounts in millions)
                       Preliminary and Unaudited

                    Quarter       % Change    Year to date   % Change
              ----------------             -----------------
                12/31/05 12/25/04    B/(W) 12/31/05 12/25/04  B/(W)
              ---------- ---------------------------------------------

Company sales     $  411   $  382        8   $1,255   $1,082       16
Franchise and
 license fees         14       12       (1)      41       38        8
                ------------------           ----------------
 Revenues            425      394        8    1,296    1,120       16
                ------------------           ----------------

Company
 restaurants
 Food and paper      150      140       (7)     454      401      (13)
 Payroll and
  employee
  benefits            59       46      (29)     167      125      (34)
 Occupancy and
  other
  operating
  expenses           145      120      (20)     415      337      (23)
                ------------------           ----------------
                     354      306      (16)   1,036      863      (20)

General and
 administrative
 expenses             32       32        1       92       80      (14)
Franchise and
 license
 expenses             --       --       --       --       --       --
Facility
 actions               5        3       NM        7        4       NM
Other (income)
 expense             (17)     (11)      63      (50)     (32)      52
                ------------------            ---------------
                     374      330      (13)   1,085      915      (19)
                ------------------            ---------------
Operating
 profit           $   51   $   64      (20)   $ 211   $  205        3
                ==================            ===============

Company sales      100.0%   100.0%            100.0%   100.0%
                                      0.2                        0.9
Food and paper      36.5     36.7    ppts.     36.2     37.1    ppts.
Payroll and
 employee                            (2.4)                      (1.8)
 benefits           14.4     12.0    ppts.     13.3    11.5     ppts.
Occupancy and
 other
 operating                           (3.7)                      (2.0)
 expenses           35.2     31.5    ppts.     33.1    31.1     ppts.
                ------------------            ---------------
Restaurant                           (5.9)                      (2.9)
 margin             13.9%    19.8%   ppts.     17.4%    20.3%   ppts.
                ==================            ===============


See accompanying notes.

China Division includes mainland China, Thailand and KFC Taiwan

Amounts included in these financial statements for the quarter and year to date ended December 31, 2005 reflect the adoption of SFAS 123R, "Share-Based Payment." Amounts included in these financial statements for the quarter and year to date ended December 25, 2004 do not include any expense related to stock options.


                           Yum! Brands, Inc.
                      Consolidated Balance Sheets
                         (amounts in millions)
                       Preliminary and Unaudited

                                                    12/31/05 12/25/04
                                                    ------------------
ASSETS
Current Assets
Cash and cash equivalents                            $  158   $   62
Short-term investments                                   43       54
Accounts and notes receivable, less allowance: $23
 in 2005 and $22 in 2004                                236      192
Inventories                                              85       76
Prepaid expenses and other current assets                75      142
Deferred income taxes                                   163      156
Advertising cooperative assets, restricted               77       65
                                                    ------------------
 Total Current Assets                                   837      747
Property, plant and equipment                         3,356    3,439
Goodwill                                                538      553
Intangible assets, net                                  330      347
Investments in unconsolidated affiliates                173      194
Other assets                                            464      416
                                                    ------------------
 Total Assets                                        $5,698   $5,696
                                                    ==================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities       $1,238   $1,189
Income taxes payable                                     79      111
Short-term borrowings                                   211       11
Advertising cooperative liabilities                      77       65
                                                    ------------------
 Total Current Liabilities                            1,605    1,376

Long-term debt                                        1,649    1,731
Other liabilities and deferred credits                  995      994
                                                    ------------------
 Total Liabilities                                    4,249    4,101
                                                    ------------------

Shareholders' Equity
Preferred stock, no par value, 250 shares
 authorized; no shares issued                            --       --
Common stock, no par value, 750 shares authorized;
 278 shares and 290 shares issued in 2005 and
 2004, respectively                                      --      659
Retained earnings                                     1,619     1067
Accumulated other comprehensive loss                   (170)    (131)
                                                    ------------------
 Total Shareholders' Equity                           1,449    1,595
                                                    ------------------
 Total Liabilities and Shareholders' Equity          $5,698   $5,696
                                                    ==================

See accompanying notes.


                           Yum! Brands, Inc.
                 Consolidated Statements of Cash Flows
                         amounts in millions)
                       Preliminary and Unaudited

                                                       Year to date
                                                    ------------------
                                                    12/31/05 12/25/04
                                                    ------------------
Cash Flows - Operating Activities
Net income                                          $   762   $  740
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                         469      448
  Facility actions                                       19       26
  Contributions to defined benefit pension plans        (74)     (55)
  Other liabilities and deferred credits                 34       21
  Deferred income taxes                                (101)     142
  Equity income from investments in
   unconsolidated affiliates                            (47)     (54)
  Distributions of income received from
   unconsolidated affiliates                             44       55
  Excess tax benefit from share based compensation      (87)      --
  Share based compensation expense                       62        2
  Other non-cash charges and credits, net                36       63
   Changes in operating working capital, excluding
    effects of acquisitions and dispositions:
  Accounts and notes receivable                          (1)     (39)
  Inventories                                            (4)      (7)
  Prepaid expenses and other current assets              78       (5)
  Accounts payable and other current liabilities         (6)     (20)
  Income taxes payable                                   54     (131)
                                                    ------------------
  Net change in operating working capital               121     (202)
                                                    ------------------
Net Cash Provided by Operating Activities             1,238    1,186
                                                    ------------------

Cash Flows - Investing Activities
Capital spending                                       (609)    (645)
Proceeds from refranchising of restaurants              145      140
Acquisition of restaurants from franchisees              (2)     (38)
Short-term investments                                   12      (36)
Sales of property, plant and equipment                   81       52
Other, net                                               28      (14)
                                                    ------------------
Net Cash Used in Investing Activities                  (345)    (541)
                                                    ------------------
Cash Flows - Financing Activities
Revolving Credit Facility activity
 Three months or less, net                              160       19
Repayments of long-term debt                            (14)    (371)
Short-term borrowings-three months or less, net         (34)      --
Repurchase shares of common stock                    (1,056)    (569)
Excess tax benefit from share based compensation         87       --
Employee stock option proceeds                          148      200
Dividends paid on common shares                        (123)     (58)
                                                    ------------------
Net Cash Used in Financing Activities                  (832)    (779)
                                                    ------------------
Effect of Exchange Rate on Cash and Cash Equivalents      1        4
                                                    ------------------
Net Increase (Decrease) in Cash and Cash
 Equivalents                                             62     (130)
Net Increase in Cash and Cash Equivalents of
 Mainland China for December 2004                        34       --
Cash and Cash Equivalents - Beginning of Period          62      192
                                                    ------------------
Cash and Cash Equivalents - End of Period           $   158   $   62
                                                    ==================

See accompanying notes.

        Reconciliation of Non-GAAP Measurements to GAAP Results
            (amounts in millions, except per share amounts)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present operating results on a basis before stock option expense and special items. Special items include the GAAP income statement captions of Wrench litigation and AmeriServe and other charges (credits). Stock option expense relates to the fourth quarter adoption of SFAS No. 123 (Revised 2004), "Share-Based Payment" ("SFAS 123R"), which replaces SFAS 123, supersedes APB 25 and related interpretations and amends SFAS No. 95, "Statement of Cash Flows." SFAS 123R requires all share-based compensation, including grants of employee stock options, to be recognized in the consolidated statement of income based on fair value. We adopted SFAS 123R using the modified retrospective application transition method effective September 4, 2005, with retroactive application to the beginning of the fiscal year of adoption (our fiscal year 2005). As such, the first three fiscal quarters of 2005 have been restated to recognize the compensation cost previously reported in the pro forma footnote disclosures under the provisions of SFAS 123. However, years prior to 2005 have not been restated. The adoption of SFAS 123R in 2005 resulted in a reduction of operating profit of $58 million, a reduction of net income of $38 million (net of tax benefits of $20 million), a reduction of diluted earnings per share of $0.13 per share, a reduction of $87 million in cash flows from operating activities and an increase of $87 million in cash flows from financing activities.

The Company used earnings before stock option expensing and before special items as a key performance measure of results of operations for purposes of evaluating performance internally and determining incentive compensation in 2005. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of results before special items and stock option expense provides additional information to facilitate the comparison of past and present operations, excluding items that the Company does not believe are indicative of our ongoing operations and the adoption of SFAS 123R which did not impact our financial statements in the quarter and year to date ended December 25, 2004. Additionally, we are providing the impact of stock option expensing by segment and by income statement line item for the quarter and year to date ended December 31, 2005, as we believe such information is useful to investors in evaluating our performance versus prior year.

                                       Quarter         Year to date
                                  ------------------------------------
                                  12/31/05 12/25/04 12/31/05 12/25/04
                                  ------------------------------------

Detail of Special Items
----------------------------------
Wrench litigation income (expense)     $--   $  14    $   2    $  14
AmeriServe and other (charges)
 credits                                 2       2        2       16
                                  --------- -------- -------- --------
Total special items                      2      16        4       30
Tax on special items                    --      (6)      (1)     (11)
                                  --------- -------- -------- --------
Special items, net of tax              $ 2   $  10    $   3    $  19
                                  ========= ======== ======== ========

Special items diluted EPS              $--   $0.04    $0.01    $0.06
                                  ========= ======== ======== ========

Detail of Impact of Stock Option Expense
----------------------------------------

                               Quarter ended December 31, 2005
                        ----------------------------------------------
                          U.S.  International China Unallocated Total
                        ------ -------------- ----- ----------- ------
Payroll and employee
 benefits               $   (2)        $ (1) $ --       $ --  $   (3)
General and
 administrative             (4)          (4)   (1)        (6)    (15)
                        ---------- ---------- ------ --------- -------
Operating profit            (6)          (5)   (1)        (6)    (18)
Income tax provision         2            2    --          2       6
                        ---------- ---------- ------ --------- -------
Net income              $   (4)        $ (3) $ (1)      $ (4) $  (12)
                        ========== ========== ====== ========= =======

Stock option expense diluted EPS                              $(0.04)
                                                             ========

                                 Year ended December 31, 2005
                        ----------------------------------------------
Payroll and employee
 benefits               $   (8)        $ (2) $ --       $ --  $  (10)
General and administrative (14)         (11)  (4)        (19)    (48)
                        ---------- ---------- ------ --------- -------
Operating profit           (22)         (13)   (4)       (19)    (58)
Income tax provision         8            4     1          7      20
                        ---------- ---------- ------ --------- -------
Net income              $  (14)        $ (9) $ (3)      $(12) $  (38)
                        ========== ========== ====== ========= =======

Stock option expense diluted EPS                              $(0.13)
                                                              ========

Reconciliation of Operating Profit to Operating Profit
 excluding Stock Option Expense
------------------------------------------------------

                               Quarter ended December 31, 2005
                        ----------------------------------------------
                          U.S.  International China
                        ------ -------------- -----
Operating profit
 excluding stock
 option expense         $  241         $113  $ 52
Impact of stock option
 expense on operating
 profit                     (6)          (5)   (1)
                        ---------------------------
Reported operating
 profit                 $  235         $108  $ 51
                        ===========================


                                 Year ended December 31, 2005
                        ----------------------------------------------
Operating profit
 excluding stock
 option expense          $  782         $385  $215
Impact of stock option
 expense on operating
 profit                    (22)         (13)   (4)
                        ---------------------------
Reported operating
 profit                 $  760         $372  $211
                        ===========================

                                  Quarter              Year to date
                        ----------------------------------------------
                               12/31/05    12/25/04 12/31/05 12/25/04
                        ---------------- ---------- -------- ---------

Reconciliation of EPS Before Stock Option Expense and Before
 Special Items to Reported EPS
------------------------------------------------------------
Diluted EPS before stock
 option expense and
 before special items   $ 0.81                $0.73  $ 2.67     $2.36
Stock option expense
 diluted EPS             (0.04)                  --   (0.13)       --
                        ----------------------------------------------
Diluted EPS before
 special items          $ 0.77                $0.73  $ 2.54      2.36
Special items diluted
 EPS                        --                 0.04    0.01      0.06
                        ----------------------------------------------
Reported EPS            $ 0.77                $0.77  $ 2.55     $2.42
                        ==============================================


             Notes to the Consolidated Summary of Results,
                      Consolidated Balance Sheets
               and Consolidated Statements of Cash Flows
            (amounts in millions, except per share amounts)

(a) Percentages may not recompute due to rounding.

(b) In 2005, we began reporting information for our international business in two separate operating segments as a result of changes to our management structure. The China Division includes mainland China ("China"), Thailand and KFC Taiwan, and the International Division includes the remainder of our international operations. While this reporting change did not impact our consolidated results, segment information for previous periods has been restated to be consistent with the current period presentation.

    In 2005, we also changed the China business reporting calendar to more closely align the timing of the reporting of its results of operations with our U.S. business. Previously our China business, like the rest of our international businesses, closed one month (or one period for certain of our international businesses) earlier than YUM's period end date to facilitate consolidated reporting. To maintain comparability of our consolidated results of operations, net income of the China business of $6 million for the one month period ended December 31, 2004 was recognized as an adjustment to consolidated retained earnings in the year to date ended December 31, 2005, as opposed to being recorded in our Consolidated Statement of Income. Our consolidated results of operations for the quarter and year to date ended December 31, 2005 include the results of operations of the China business for the months of September, 2005 through December, 2005 and January, 2005 through December, 2005, respectively. Our consolidated results of operations for the quarter and year to date ended December 25, 2004 continue to include the results of operations of the China business for the months of August, 2004 through November, 2004 and December, 2003 through November, 2004, respectively.

(c) Franchisee sales represent the combined estimated sales of unconsolidated affiliate, franchise and license restaurants. Franchisee sales, which are not included in the Company sales we present on the Consolidated Statements of Income, generate franchise and license fees (typically at a rate of 4% to 6% of sales) that are included in the Company's revenues.

                  Quarter           %         Year to date       %
              -------------------  Change  -------------------  Change
              12/31/05  12/25/04   B/(W)   12/31/05  12/25/04   B/(W)
              --------- --------- -------- --------- --------- -------
United States
  Company
   sales      $  1,616  $  1,564        3  $  5,294  $  5,163       3
  Franchisee
   sales         3,898     3,579        9    12,428    11,724       6
International
 Division
  Company
   sales      $    511  $    518       (1) $  1,676  $  1,747      (4)
  Franchisee
   sales         2,658     2,417       10     8,499     7,570      12
China
 Division
  Company
   sales      $    411  $    382        8  $  1,255  $  1,082      16
  Franchisee
   sales           214       213       --       665       619       7
Worldwide
  Company
   sales      $  2,538  $  2,464        3  $  8,225  $  7,992       3
  Franchisee
   sales         6,770     6,209        9    21,592    19,913       8


(d) Facility actions included the following:

                                  Quarter             Year to date
                            --------------------  --------------------
                            12/31/05   12/25/04   12/31/05   12/25/04
                            ---------  --------------------  ---------

Store closure (income)
 costs                      $     (4)  $     --   $     --   $     (3)
Asset impairment charges          23         26         62         41
Refranchising net loss
 (gain)                          (22)       (22)       (43)       (12)
                            ---------  ---------  ---------  ---------
Facility actions            $     (3)  $      4   $     19   $     26
                            =========  =========  =========  =========

(e) Other (income) expense includes equity income from investments in unconsolidated affiliates. In the quarter and year to date ended December 31, 2005 other (income) expense also includes a partial financial recovery of $10 million and $24 million, respectively, related to a China supplier ingredient issue. In the year to date ended December 31, 2005 other (income) expense also includes a $11 million gain associated with the IPO of our Poland/Czech Republic business, including a $6 million adjustment to the previously recorded gain in the quarter ended December 31, 2005.

(f) Income of $2 million was recorded for the year to date ended
    December 31, 2005 from a settlement with an insurance carrier related to the legal judgment against Taco Bell Corp. on June 4, 2003, in Wrench v. Taco Bell Corp.

(g) Income of $2 million was recorded for the quarter and year to date ended December 31, 2005 as AmeriServe and other charges (credits). The amount primarily resulted from cash recoveries related to the

    AmeriServe bankruptcy reorganization process.

(h) For the quarter and year to date ended December 31, 2005, we repurchased approximately 7.7 million shares and 21.3 million shares of our Common Stock, respectively, at an average price of $49 and $50 per share for the quarter and year to date, respectively.

(i) We have reclassified dividends received from our unconsolidated affiliates on the consolidated statements of cash flows from investing activities to operating activities, for all years presented. These dividend distributions represent returns of equity investments, and therefore have been reclassified to be in accordance with SFAS 95, "Accounting for Cash Flows." There was no impact on the previously reported consolidated statements of income or consolidated balance sheets as a result of these reclassifications. Dividends received from unconsolidated affiliates were $44 million and $55 million for the years ended 2005 and 2004, respectively.





    CONTACT: Yum! Brands Inc.
             Analysts:
             Tim Jerzyk, VP Investor Relations, 888-298-6986
             Quan Nghe, Director Investor Relations, 888-298-6986 or
             Media:
             Amy Sherwood, VP Public Relations, 502-874-8200